EXHIBIT 99.1
WESTERN MIDSTREAM ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2019 RESULTS
ANNOUNCES 2020 GUIDANCE

HOUSTON—(PRNEWSWIRE)—February 27, 2020 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced fourth-quarter and full-year 2019 financial and operating results. Net income (loss) available to limited partners for the fourth quarter of 2019 totaled $282.1 million, or $0.62 per common unit (diluted), with fourth-quarter 2019 Adjusted EBITDA(1) totaling $447.6 million and fourth-quarter 2019 Distributable cash flow(1) totaling $345.4 million. Net income (loss) available to limited partners for 2019 totaled $662.3 million, or $1.59 per common unit (diluted), with full-year 2019 Adjusted EBITDA(1) of $1.719 billion and full-year 2019 Distributable cash flow(1) of $1.325 billion. Financial and operational results are presented as if WES owned the assets acquired in February 2019 for all periods reported.
RECENT HIGHLIGHTS

•
Processed record DJ Basin Complex gas throughput of 1.30 Bcf/d for the fourth quarter, representing a 15-percent sequential-quarter increase as third-quarter downstream constraints were resolved and did not impact fourth-quarter operations

•	Gathered record Delaware Basin produced-water throughput of 610 MBbls/d for the fourth quarter, representing a 5-percent sequential-quarter increase

•	Achieved record Delaware and DJ Basin oil throughput of 297 MBbls/d for the fourth quarter, representing an 8-percent sequential-quarter increase

•	Delivered full-year 2019 Adjusted EBITDA(1) of $1.719 billion, representing a 17-percent increase from 2018

•	Realized capital expenditures below low-end 2019 guidance range

(1) Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures and calculation of the Coverage ratio.

•	Finalized service and governance agreements with Occidental that will position WES to operate as a stand-alone enterprise

•	Priced a $3.5 billion four-tranche senior notes offering that was 6.2x oversubscribed with each tranche pricing at WES’s lowest historical coupon for like-tenor notes
For the fourth quarter of 2019, WES paid a per-unit quarterly distribution of $0.6220. The full-year 2019 per-unit distribution of $2.47 represents a more than 5-percent increase over the full-year 2018 per-unit distribution of $2.35. This marks WES’s 28th consecutive quarterly distribution increase and achieves WES’s 2019 annual distribution-growth guidance range of 5 percent to 6 percent. The fourth-quarter 2019 Coverage ratio(1) was 1.23 times. The full-year 2019 Coverage ratio(1) was 1.18 times.
“I’m pleased with our fourth-quarter results,” said Chief Executive Officer, Michael Ure. “In 2019, we placed the first Latham train and the second Mentone train into service; grew Adjusted EBITDA 17-percent year-over-year as a result of increased throughput across all products; and entered into new service, operating, and governing agreements at year end that enable us to operate more fully as an independent midstream company. This was a productive and successful year for WES, and we are ideally positioned to deliver strong results in 2020.”
Fourth-quarter 2019 total natural-gas throughput(2) averaged 4.3 Bcf/d, representing a 3-percent sequential-quarter increase and an 8-percent increase from fourth-quarter 2018. Fourth-quarter 2019 total throughput for crude-oil, NGLs, and produced-water assets(2) averaged 1,378 MBbls/d, representing a 16-percent sequential-quarter increase and a 38-percent increase from fourth-quarter 2018. Full-year 2019 total natural-gas throughput(2) averaged 4.2 Bcf/d, representing a 9-percent increase from full-year 2018. Full-year 2019 total throughput for crude-oil, NGLs, and produced-water assets(2) averaged 1,195 MBbls/d, representing a 57-percent increase from full-year 2018.

(1) Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures and calculation of the Coverage ratio.
(2) Represents total throughput attributable to WES, which excludes the 25% third-party interest in Chipeta and the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests as of December 31, 2019.

Fourth-quarter 2019 capital expenditures(1), including equity investments and excluding capitalized interest, totaled $242.6 million, with cash maintenance capital expenditures totaling $29.6 million. For full-year 2019, capital expenditures(1), including equity investments(2) and excluding capitalized interest, totaled $1.249 billion, which is approximately $100 million below the 2019 guidance midpoint of $1.35 billion. For full-year 2019, cash maintenance capital expenditures totaled $124.4 million, which is approximately $11 million below the 2019 guidance midpoint of $135 million.
2020 GUIDANCE

•	Adjusted EBITDA between $1.875 billion and $1.975 billion

•
Total capital expenditures between $875 million and $950 million, including costs associated with over 60,000 horsepower of compression, over 140 miles of gathering, the completion of the second Latham train during first-quarter 2020, and the addition of two 30 MBbl/d oil-stabilization trains and approximately 180 MBbl/d of saltwater disposal capacity in the Delaware Basin by year-end 2020

•	Total maintenance capital expenditures between $125 million and $135 million

•	Coverage ratio of at least 1.25x with ~1-percent year-over-year distribution increase from full-year 2019 per-unit distributions of $2.47 per unit
“Our 2020 guidance demonstrates our continued focus on capital-efficient organic growth and the strength of our balance sheet,” said Chief Financial Officer, Mike Pearl. “We are focused on generating long-term value for all our stakeholders by maintaining our investment-grade credit profile, delivering exceptional customer service, and driving operational efficiencies throughout the organization.”

(1) Accrual-based and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(2) Acquisitions and contributions.

CONFERENCE CALL TOMORROW AT 1 P.M. CST
WES will host a conference call on Friday, February 28, 2020, at 1:00 p.m. Central Standard Time (2:00 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2019 results. To participate, individuals should dial 877-883-0383 (Domestic) or 412-902-6506 (International) 15 minutes before the scheduled conference call time and enter participant access code 0032829. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website for two weeks following the call.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania, Texas, and New Mexico, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
WESTERN MIDSTREAM ANNUAL REPORT AVAILABLE
WES has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, with the Securities and Exchange Commission. A copy of the report is available for viewing and downloading on the Western Midstream web site at www.westernmidstream.com. Unitholders may request hard copies of the report, which contains WES’s audit financial statements, free of charge, by emailing investors@westernmidstream.com or by submitting a written request to Western Midstream Partners, LP at the following address: P.O. Box 1330, Houston, TX 77251-1330, Attention: Investor Relations.

For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution-growth expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. Western Midstream Partners, LP undertakes no obligation to publicly update or revise any forward-looking statements.
# # #

WESTERN MIDSTREAM CONTACTS

Kristen S. Shults
Vice President, Investor Relations and Communications
Kristen.Shults@westernmidstream.com
832.636.6000

Abby Dempsey
Investor Relations
Abby.Dempsey@westernmidstream.com
832.636.6000

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

Below are reconciliations of (i) net income (loss) (GAAP) to WES’s Distributable cash flow (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA attributable to Western Midstream Partners, LP (“Adjusted EBITDA”) (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.
WES defines “Distributable cash flow” as Adjusted EBITDA, plus interest income and the net settlement amounts from the sale and/or purchase of natural gas, condensate, and NGLs under WES Operating’s commodity-price swap agreements to the extent such amounts are not recognized as Adjusted EBITDA, less Service revenues – fee based recognized in Adjusted EBITDA in excess of (less than) customer billings, net cash paid (or to be paid) for interest expense (including amortization of deferred debt issuance costs originally paid in cash and offset by non-cash capitalized interest), maintenance capital expenditures, WES Operating Series A Preferred unit distributions, income taxes, and Distributable cash flow attributable to noncontrolling interests to the extent such amounts are not excluded from Adjusted EBITDA.
WES defines Adjusted EBITDA as net income (loss), plus distributions from equity investments, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation and amortization, impairments, and other expense (including lower of cost or market inventory adjustments recorded in cost of product), less gain (loss) on divestiture and other, net, income from equity investments, interest income, income tax benefit, other income, and the noncontrolling interests owners’ proportionate share of revenues and expenses.
WES defines Adjusted gross margin as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interests owners’ proportionate share of revenues and cost of product.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Distributable Cash Flow

	Three Months Ended December 31,			Year Ended December 31,
thousands except Coverage ratio	2019		2018	2019		2018
Reconciliation of Net income (loss) to Distributable cash flow and calculation of the Coverage ratio
Net income (loss)	$295,440		$183,917	$807,700		$630,654
Add:
Distributions from equity investments	61,288		71,327	264,828		216,977
Non-cash equity-based compensation expense	4,114		1,544	14,392		7,310
Non-cash settled interest expense, net	19		—	39		—
Income tax (benefit) expense	793		22,741	13,472		58,934
Depreciation and amortization	120,278		118,407	483,255		389,164
Impairments	1,985		75,298	6,279		230,584
Above-market component of swap agreements with Anadarko	—		10,896	7,407		51,618
Other expense	—		8,080	161,813		8,264
Less:
Recognized Service revenues – fee based in excess of (less than) customer billings	(6,534)		53,527	(28,764)		62,498
Gain (loss) on divestiture and other, net	(3)		961	(1,406)		1,312
Equity income, net – affiliates	62,035		61,595	237,518		195,469
Cash paid for maintenance capital expenditures	29,660		39,328	124,548		120,865
Capitalized interest	6,047		7,196	26,980		32,479
Cash paid for (reimbursement of) income taxes	—		2,495	96		2,408
Other income	37,792		—	37,792		2,749
Distributable cash flow attributable to noncontrolling interests (1)	9,512		9,000	36,976		36,138
Distributable cash flow (2)	$345,408		$318,108	$1,325,445		$1,139,587
Distributions declared
Distributions from WES Operating	$284,505			$1,128,309
Less: Cash reserve for the proper conduct of WES’s business	2,719			9,360
Distributions to WES unitholders (3)	$281,786			$1,118,949
Coverage ratio	1.23	x		1.18	x

(1)
For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests as of December 31, 2019.

(2)	For the three months and year ended December 31, 2019, excludes cash payments of $107.7 million related to the settlement of interest-rate swap agreements.

(3)	Reflects cash distributions of $0.62200 and $2.47000 per unit declared for the three months and year ended December 31, 2019, respectively.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
thousands	2019	2018	2019	2018
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$295,440	$183,917	$807,700	$630,654
Add:
Distributions from equity investments	61,288	71,327	264,828	216,977
Non-cash equity-based compensation expense	4,114	1,544	14,392	7,310
Interest expense	79,414	54,702	303,286	183,831
Income tax expense	793	22,741	13,472	58,934
Depreciation and amortization	120,278	118,407	483,255	389,164
Impairments	1,985	75,298	6,279	230,584
Other expense	—	8,080	161,813	8,264
Less:
Gain (loss) on divestiture and other, net	(3)	961	(1,406)	1,312
Equity income, net – affiliates	62,035	61,595	237,518	195,469
Interest income – affiliates	4,225	4,225	16,900	16,900
Other income	37,792	—	37,792	2,749
Adjusted EBITDA attributable to noncontrolling interests (1)	11,636	11,893	45,131	42,843
Adjusted EBITDA	$447,627	$457,342	$1,719,090	$1,466,445
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$297,415	$382,980	$1,324,100	$1,348,175
Interest (income) expense, net	75,189	50,477	286,386	166,931
Uncontributed cash-based compensation awards	(1,891)	(53)	(1,102)	879
Accretion and amortization of long-term obligations, net	(1,942)	(1,284)	(8,441)	(5,943)
Current income tax (benefit) expense	(215)	(33,012)	5,863	(80,114)
Other (income) expense, net (2)	107,533	(460)	106,136	(3,209)
Distributions from equity investments in excess of cumulative earnings – affiliates	9,053	9,769	30,256	29,585
Changes in assets and liabilities:
Accounts receivable, net	35,283	(4,351)	45,033	60,502
Accounts and imbalance payables and accrued liabilities, net	(38,524)	15,476	30,866	(45,605)
Other items, net	(22,638)	49,693	(54,876)	38,087
Adjusted EBITDA attributable to noncontrolling interests (1)	(11,636)	(11,893)	(45,131)	(42,843)
Adjusted EBITDA	$447,627	$457,342	$1,719,090	$1,466,445
Cash flow information
Net cash provided by operating activities			$1,324,100	$1,348,175
Net cash used in investing activities			(3,387,853)	(2,210,813)
Net cash provided by (used in) financing activities			2,071,573	875,192

(1)
For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests as of December 31, 2019.

(2)
Excludes interest-rate swap losses of $25.6 million that will be paid in 2020 for the three months and year ended December 31, 2019, and $8.0 million for the three months and year ended December 31, 2018.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
thousands	2019	2018	2019	2018
Reconciliation of Operating income (loss) to Adjusted gross margin
Operating income (loss)	$333,630	$264,647	$1,231,343	$861,282
Add:
Distributions from equity investments	61,288	71,327	264,828	216,977
Operation and maintenance	173,387	142,235	641,219	480,861
General and administrative	30,951	19,747	114,591	67,195
Property and other taxes	15,504	10,352	61,352	51,848
Depreciation and amortization	120,278	118,407	483,255	389,164
Impairments	1,985	75,298	6,279	230,584
Less:
Gain (loss) on divestiture and other, net	(3)	961	(1,406)	1,312
Equity income, net – affiliates	62,035	61,595	237,518	195,469
Reimbursed electricity-related charges recorded as revenues	13,882	16,474	74,629	66,678
Adjusted gross margin attributable to noncontrolling interests (1)	16,846	15,913	64,049	56,247
Adjusted gross margin	$644,263	$607,070	$2,428,077	$1,978,205
Adjusted gross margin for natural-gas assets	$429,739	$395,281	$1,656,041	$1,443,466
Adjusted gross margin for crude-oil, NGLs, and produced-water assets	214,524	211,789	772,036	534,739

(1)
For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests as of December 31, 2019.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2019	2018	2019	2018
Revenues and other
Service revenues – fee based	$626,708	$593,765	$2,388,191	$1,905,728
Service revenues – product based	24,597	19,364	70,127	88,785
Product sales	71,538	79,081	286,388	303,020
Other	367	416	1,468	2,125
Total revenues and other	723,210	692,626	2,746,174	2,299,658
Equity income, net – affiliates	62,035	61,595	237,518	195,469
Operating expenses
Cost of product	109,507	124,496	444,247	415,505
Operation and maintenance	173,387	142,235	641,219	480,861
General and administrative	30,951	19,747	114,591	67,195
Property and other taxes	15,504	10,352	61,352	51,848
Depreciation and amortization	120,278	118,407	483,255	389,164
Impairments	1,985	75,298	6,279	230,584
Total operating expenses	451,612	490,535	1,750,943	1,635,157
Gain (loss) on divestiture and other, net	(3)	961	(1,406)	1,312
Operating income (loss)	333,630	264,647	1,231,343	861,282
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(79,414)	(54,702)	(303,286)	(183,831)
Other income (expense), net (1)	37,792	(7,512)	(123,785)	(4,763)
Income (loss) before income taxes	296,233	206,658	821,172	689,588
Income tax expense (benefit)	793	22,741	13,472	58,934
Net income (loss)	295,440	183,917	807,700	630,654
Net income (loss) attributable to noncontrolling interests	7,670	15,414	110,459	79,083
Net income (loss) attributable to Western Midstream Partners, LP	$287,770	$168,503	$697,241	$551,571
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$287,770	$168,503	$697,241	$551,571
Pre-acquisition net (income) loss allocated to Anadarko	—	(75,133)	(29,279)	(182,142)
General partner interest in net income (loss)	(5,637)	—	(5,637)	—
Limited partners’ interest in net income (loss)	$282,133	$93,370	$662,325	$369,429
Net income (loss) per common unit – basic and diluted	$0.62	$0.43	$1.59	$1.69
Weighted-average common units outstanding – basic and diluted	452,934	218,938	415,794	218,936

(1)
Includes net gains (losses) on interest-rate swaps of $37.6 million and ($125.3) million for the three months and year ended December 31, 2019, respectively, and ($8.0) million for the three months and year ended December 31, 2018.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2019	2018
Total current assets	$402,412	$344,764
Note receivable – Anadarko	260,000	260,000
Net property, plant, and equipment	9,064,931	8,410,353
Other assets	2,619,110	2,442,088
Total assets	$12,346,453	$11,457,205
Total current liabilities	$485,954	$637,477
Long-term debt	7,951,565	4,787,381
APCWH Note Payable	—	427,493
Asset retirement obligations	336,396	300,024
Other liabilities	227,245	412,147
Total liabilities	9,001,160	6,564,522
Equity and partners’ capital
Common units (443,971,409 and 218,937,797 units issued and outstanding at December 31, 2019 and 2018, respectively)	3,209,947	951,888
General partner units (9,060,641 and zero units issued and outstanding at December 31, 2019 and 2018, respectively)	(14,224)	—
Net investment by Anadarko	—	1,388,018
Noncontrolling interests	149,570	2,552,777
Total liabilities, equity and partners’ capital	$12,346,453	$11,457,205

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2019	2018
Cash flows from operating activities
Net income (loss)	$807,700	$630,654
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	483,255	389,164
Impairments	6,279	230,584
(Gain) loss on divestiture and other, net	1,406	(1,312)
(Gain) loss on interest-rate swaps	125,334	7,972
Cash paid to settle interest-rate swaps	(107,685)	—
Change in other items, net	7,811	91,113
Net cash provided by operating activities	$1,324,100	$1,348,175
Cash flows from investing activities
Capital expenditures	$(1,188,829)	$(1,948,595)
Acquisitions from affiliates	(2,007,926)	(254)
Acquisitions from third parties	(93,303)	(161,858)
Investments in equity affiliates	(128,393)	(133,629)
Distributions from equity investments in excess of cumulative earnings – affiliates	30,256	29,585
Proceeds from the sale of assets to third parties	342	3,938
Net cash used in investing activities	$(3,387,853)	$(2,210,813)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$4,169,695	$2,671,337
Repayments of debt	(1,467,595)	(1,040,000)
Increase (decrease) in outstanding checks	1,571	(3,206)
Registration expenses related to the issuance of Partnership common units	(855)	—
Distributions to Partnership unitholders	(969,073)	(502,457)
Distributions to Chipeta noncontrolling interest owner	(9,663)	(13,529)
Distributions to noncontrolling interest owners of WES Operating	(118,225)	(386,326)
Net contributions from (distributions to) Anadarko	458,819	97,755
Above-market component of swap agreements with Anadarko	7,407	51,618
Finance lease payments – affiliates	(508)	—
Net cash provided by (used in) financing activities	$2,071,573	$875,192
Net increase (decrease) in cash and cash equivalents	$7,820	$12,554
Cash and cash equivalents at beginning of period	92,142	79,588
Cash and cash equivalents at end of period	$99,962	$92,142

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	534	589	528	546
Processing	3,532	3,307	3,497	3,231
Equity investment (1)	423	272	398	291
Total throughput	4,489	4,168	4,423	4,068
Throughput attributable to noncontrolling interests (2)	174	166	175	170
Total throughput attributable to WES for natural-gas assets	4,315	4,002	4,248	3,898
Throughput for crude-oil, NGLs, and produced-water assets (MBbls/d)
Gathering, treating, transportation, and disposal	957	723	876	534
Equity investment (3)	449	298	343	241
Total throughput	1,406	1,021	1,219	775
Throughput attributable to noncontrolling interests (2)	28	20	24	15
Total throughput attributable to WES for crude-oil, NGLs, and produced-water assets	1,378	1,001	1,195	760
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.08	$1.07	$1.07	$1.01
Per-Bbl Adjusted gross margin for crude-oil, NGLs, and produced-water assets (5)	1.69	2.30	1.77	1.93

(1)
Represents the 14.81% share of average Fort Union throughput, 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.

(2)
For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests as of December 31, 2019.

(3)
Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.

(4)	Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.

(5)
Average for period. Calculated as Adjusted gross margin for crude-oil, NGLs, and produced-water assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil, NGLs, and produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
	2019	2018	2019	2018	2019	2018
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,274	1,101	168	148	610	413
DJ Basin	1,295	1,185	129	107	—	—
Equity investments	423	272	449	298	—	—
Other	1,497	1,610	50	55	—	—
Total throughput	4,489	4,168	796	608	610	413

	Year Ended December 31,
	2019	2018	2019	2018	2019	2018
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,226	1,041	150	132	556	239
DJ Basin	1,236	1,133	118	105	—	—
Equity investments	398	291	343	241	—	—
Other	1,563	1,603	52	58	—	—
Total throughput	4,423	4,068	663	536	556	239